                                    EXHIBIT 1

                          THE SPORTS CLUB COMPANY, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                           ASSETS                                        As Originally
                                                                            Reported    Adjustments(4)   As Adjusted
                                                                         -------------  -------------    -----------
Current assets:
 Cash and cash equivalents                                                  $  55,373      $  43,222      $  98,595
 Accounts receivable, net of allowance for doubtful  accounts                   2,239           (288)         1,951
 Inventories                                                                    1,524           (313)         1,211
 Other current assets                                                             788            (65)           723
 Due from affiliates                                                              253             --            253
                                                                            ---------      ---------      ---------
    Total current assets                                                       60,177         42,556        102,733

Property and equipment, at cost, net of accumulated depreciation and
  amortization                                                                146,007        (39,098)       106,909
Equity interest in unconsolidated subsidiary                                      987           (987)            --
Costs in excess of net assets acquired, less accumulated amortization          15,082         (1,081)        14,001
Other assets, at cost, net                                                      8,788         (1,298)         7,490
                                                                            ---------      ---------      ---------
                                                                            $ 231,041      $      92      $ 231,133
                                                                            =========      =========      =========
          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current installments of notes payable and capitalized
   lease obligations                                                        $   4,857      $  (1,350)     $   3,507
 Accounts payable                                                               4,325             --          4,325
 Accrued liabilities                                                            5,990          7,091         13,081
 Deferred membership revenues                                                  10,429         (1,340)         9,089
                                                                            ---------      ---------      ---------
    Total current liabilities                                                  25,601          4,401         30,002

Notes payable and capitalized lease obligations,
 less current installments                                                    104,346         (3,766)       100,580
Deferred lease obligations                                                      3,155         (1,238)         1,917
Minority interest                                                                 600             --            600
                                                                            ---------      ---------      ---------
 Total liabilities                                                            133,702           (603)       133,099

Commitments and contingencies

Shareholders' equity:
 Preferred stock, $.01 par value, 1,000,000 shares authorized;
    no shares issued or outstanding                                                --             --             --
 Common stock, $.01 par value, 40,000,000 shares authorized;
   20,896,623 shares issued and outstanding at September 30, 1999                 209             --            209
 Additional paid-in capital                                                   102,361             --        102,361
 Retained earnings                                                             10,660            695         11,355
 Less: Treasury stock, at cost, 3,194,536 shares at  September 30, 1999       (15,891)            --        (15,891)
                                                                            ---------      ---------      ---------
      Total shareholders' equity                                               97,339            695         98,034
                                                                            ---------      ---------      ---------
                                                                            $ 231,041      $      92      $ 231,133
                                                                            =========      =========      =========



                 See footnotes to pro-forma financial statements